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                                                                Exhibit 23.3




The Board of Directors
Western Water Company:


We consent to incorporation by reference in the registration statements (Nos. 333-28759 and 333-19595) on Form S-3 and (No. 333-10367) on Form S-3/A of
Western Water Company of our report dated June 9, 1997, relating to the consolidated balance sheet of Western Water Company and subsidiaries as of March 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the March 31, 1997, Annual Report on Form 10-K of Western Water Company.


                                                /s/ KPMG Peat Marwick LLP

San Diego, California
June 27, 1997